                                Exhibit (m)(29)

                                  Amendments
                                      To
                    Shareholder Services (Agency) Agreement
                              Dated May 11, 1999
                                    Between
                           First Trust Corporation,
                        The One Group Services Company
                                      And
                            One Group Mutual Funds

                  Amendment to Shareholder Service Agreement
                  ------------------------------------------

Pursuant to the terms of the Shareholders Service Agreement (the "SSA") dated May 11, 1999, as amended on March 15, 2001 between First Trust Corporation and One Group and The One Group Services Company, we hereby agree to amend the Agreement by this Amendment (the "Amendment") in the following manner:

1. Paragraph l(a)(1) is amended by deleting the original paragraph and substituting the following paragraph:

     1. Operating Procedures. The parties agree to open and maintain Fund accounts, process, and settle Fund transactions, process and provide notification of Fund transfers, and administer Fund distributions in accordance with the following operation procedures:

          (a)  Procedures for Accounts

          (1) The Company will cause the Funds' transfer agent (the "Transfer Agent") to establish and maintain one or more accounts (the "FTC Omnibus Account(s)") on its books for each Fund for the Plans. The assets of one or more Plans may be held in any FTC Omnibus Account. Each FTC Omnibus Account will be titled in the nominee name of either::

               (i)   "FTC & Co., Attention: DATAlynx #___________, as Custodian"
               (ii)  "FTC &Co. Attention DATAlynx # ___________, as Trustee"
               (iii) "TRUSTlynx & Co., Attention: TRUSTtlynx # _____________, as
                     Custodian"
               (iv) "TRUSTlynx & Co., Attention:: TRUSTlynx ___________, as Trustee".
               (v)   "IMS & Co. for the exclusive benefit of customers"

               FTC, as trustee or custodian of the Plans, will be the shareholder of record for each FTC Omnibus Account. The Company will provide to FTC one Fund statement for each FTC Omnibus Account on a monthly basis.

         For accounts traded under "FTC & Co.", and "IMS & Co." FTC will be permitted extended trading hours up to 12:00 P.M. midnight. (Eastern Standard Time) provided all trades within the extended trading period are received by FTC prior to close of the regular trading session of the New York Stock Exchange on a Business Day. Trades placed with the Fund or the Transfer Agent by FTC within the extended trading hours will receive the Net Asset Value price for the day the order is received by FTC.

         For accounts traded under "TRUSTlynx & Co.", FTC will be permitted late trading hours up to 8:00 A.M. (Eastern Standard Time) provided all trades within the late trading period are for Qualified Plans and are received by the Plan's Record Keeper (Third Party Administrator) prior to the close of regular trading session of the New York Stock Exchange (normally 4:00 P.M. Eastern Standard Time). Trades placed with the Fund or the Transfer Agent by FTC within the late trading hours will receive the Net Asset Value price for the day the trade was received by the Record Keeper.

Except as amended by or inconsistent with this Amendment, the original Agreement between the parties will remain in full force and effect.

In witness whereof, the undersigned have executed this Amendment, the date below indicated.


THE ONE GROUP SERVICES COMPANY (Distributor)

By: /s/  Mark S. Redman
   ---------------------------

Its: President
    --------------------------

Date: April 20, 2001
     -------------------------


ONE GROUP MUTUAL FUNDS (Fund Company)

By: /s/  Mark A. Beeson
   -----------------------------

Its:  President
    ----------------------------

Date:  April 27, 2001
     ---------------------------


Accepted by:

FIRST TRUST CORPORATION (FTC)

By: /s/ JEANNE RADIMORE RATKEIN
   --------------------------------

Its:  Vice President
    -------------------------------

Date: April 30, 2001
     ------------------------------

                  Amendment to Shareholder Service Agreement



Pursuant to the terms of the Shareholder Service Agreement May 11,1999 between First Trust Corporation (FTC) and One Group and The One Group Service Company, we hereby agree to amend the agreement in the following manner:

1. Paragraph l(a)(1) is amended by deleting the original paragraph and substituting the following paragraph:

     1. Operating Procedures. The parties agree to open and maintain Fund accounts, process, and settle Fund transactions, process and provide notification of Fund transfers, and administer Fund distributions in accordance with the following operation procedures:

         (a)  Procedures for Accounts

         (1) The Company will cause the Fund's transfer agent (the "Transfer Agent') to establish and maintain one or more accounts (the "FTC Omnibus Account (s)" on its books for each Fund for the Plans. The assets of one or more Plans may be held in any FTC Omnibus Account. Each FTC Omnibus Account will be titled in the nominee name of "FTC & Co., Attention: DATAlynx #_______" or "TRUSTlynx & Co., Attention: TRUSTlynx #_________ and FTC as trustee or custodian of the Plans, will be the shareholder of record for each FTC Omnibus Account. The Company will provide to FTC one Fund statement for each FTC Omnibus Account on a monthly basis.

2.   Paragraph 1(b) is amended by adding the following Subparagraphs (11) and
     (12):

     (11) For accounts traded under "FTC & Co.", FTC will be permitted extended trading hours up to 12:00 P.M. midnight (Eastern Standard Time) provided all trades within the extended trading period are received by FTC prior to close of the regular trading session of the New York Stock Exchange. Trades placed with the Fund or the Transfer Agent by FTC within the extended trading hours will receive the Net Asset Value price for the day the order is received by FTC.

     (12) For accounts traded under "TRUSTlynx & Co.", FTC will be permitted late trading hours up to 8:00 A.M. on trade date plus one (Eastern Standard Time) provided all trades within the late trading period are for Qualified

          Plans and are received by the Plan's Record Keeper (Third Party Administrator) prior to the close of regular trading session of the New York Stock Exchange (normally 4:00 P.M. Eastern Standard Time). Trades placed with the Fund or the Transfer Agent by FTC within the late trading hours will receive the Net Asset Value price for the day the trade was received by the Record Keeper.

In witness whereof, the undersigned have executed this Amendment, the date below indicated.

ONE GROUP                                    THE ONE GROUP SERVICE COMPANY

By:  /s/ Mark A. Beeson                      By:  /s/ Mark S. Redman
   --------------------------                   ------------------------------

Its:  President                              Its: President
    -------------------------                    -----------------------------

Date:  3/5/01                                Date:  2/20/01
     ------------------------                     ----------------------------



Accepted By:
------------

FIRST TRUST CORPORATION (FTC)
-----------------------------

By:  /s/ Jeanne Rademere Ratkein
   ---------------------------------

Its:  President
    --------------------------------

Date:  3/15/01
      ------------------------------

                  Amendment to Shareholder Service Agreement


Pursuant to the terms of the Shareholders Service Agreement (the "SSA") dated May 11, 1999 between First Trust Corporation and One Group and The One Group Services Company, we hereby agree to replace Exhibit A to the SSA to with the following:


    Fund Name                       Class    Cusip     Ticker  Trading Deadline
    ------------------------------  -----  ----------  ------  ----------------

    Small Cap Growth                I       681939823  OGGFX   4:00 PM EST
    Investor Growth                 I       681939658  ONIFX   4:00 PM EST
    Investor Growth & Income        I       681939583  ONGFX   4:00 PM EST
    Investor Conservative Growth    I       681939625  ONCFX   4:00 PM EST
    Investor Balanced               I       681939559  OIBFX   4:00 PM EST
    Intermediate Bond               I       681937272  SEIFX   4:00 PM EST
    Income Bond                     I       681937660  HLIPX   4:00 PM EST
    Intermediate Tax Free Bond      I       681937595  HLTIX   4:00 PM EST
    Municipal Income                I       681937439  HLTAX   4:00 PM EST
    Arizona Municipal Bond          I       681939724  OGAFX   4:00 PM EST
    West Virginia Municipal Bond    I       681939682  OGWFX   4:00 PM EST
    Louisiana Municipal Bond        I       681939757  OGLFX   4:00 PM EST
    Ohio Municipal Bond             I       681937850  HLOM.X  4:00 PM EST
    Kentucky Municipal Bond         I       681937389  TRKMX   4:00 PM EST
    Balanced                        I       681937488  HLBAX   4:00 PM EST
    Large Cap Growth                I       681937256  SEEGX   4:00 PM EST
    Large Cap Value                 I       681937884  HLQVX   4:00 PM EST
    Mid Cap Growth                  I       681937736  HLGEX   4:00 PM EST
    International Equity Index      I       681937579  OIEAX   4:00 PM EST
    Mid Cap Value                   I       681937769  HLDEX   4:00 PM EST
    Equity Income                   I       681937793  HLIEX   4:00 PM EST
    Diversified Equity              I       681939781  OGVFX   4:00 PM EST
    Diversified Mid Cap             I       68231N875  WOOPX   4:00 PM EST
    Bond                            I       68231N743  WOBDX   4:00 PM EST
    Large Cap Growth                A       681937876  OLVAX   4:00 PM EST
    Mid Cap Value                   A       681937751  OGDIX   4:00 PM EST
    Mid Cap Growth                  A       681937728  OSGIX   4:00 PM EST
    Diversifies Mid Cap             A       6823IN701  PECAX   4:00 PM EST
    Equity Income                   A       681937785  OIEIX   4:00 PM EST
    Equity Index                    A       681937827  OGEAX   4:00 PM EST
    International Equity Index      A       681937561  OELAX   4:00 PM EST
    Ultra Short-Term Bond           A       681937314  ONVAX   4:00 PM EST
    Bond                            A       68231N776  PGBOX   4:00 PM EST

THE ONE GROUP SERVICES COMPANY (Distributor)

By:  /s/ Mark S. Redman
   ---------------------------------

Its:  President
    --------------------------------

Date:   3/24/01
     -------------------------------


ONE GROUP MUTUAL FUNDS (Fund Company)

By:  /s/
   ---------------------------------

Its:  Treasurer
    --------------------------------

Date:   3/27/01
     -------------------------------

Accepted by:
FIRST TRUST CORPORATION (FTC)

By:  /s/ Jeanne Rademore Ratkein
   -----------------------------------

Its:  Vice President
    ----------------------------------

Date:   4/09/01
     ---------------------------------